UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

PETCO Animal Supplies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23574	20-2148979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PETCO Animal Supplies, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01. Entry into a Material Definitive Agreement.

The Company and certain of its subsidiaries have entered into a Third Amendment to Credit Agreement (the “Amendment”) relating to the Credit Agreement, dated as of January 13, 2005, as amended, among the Company, PETCO Animal Supplies Stores, Inc., the financial institutions party thereto and Wells Fargo Bank, National Association, as the administrative agent. The Amendment was effective May 31, 2005, when the approval of the requisite percentage of lenders was obtained. Among other things, the Amendment extends to June 30, 2005, the date by which copies of certain of the periodic reports the Company is required to file with the Securities and Exchange Commission must be provided to the administrative agent. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Third Amendment, dated as of May 31, 2005, to Credit Agreement, dated as of January 13, 2005, as amended, by and among the registrant, certain subsidiaries of the registrant, the financial institutions party thereto as “Lenders” and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2005	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ RODNEY CARTER
	Name:	Rodney Carter
	Title:	Senior Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Third Amendment, dated as of May 31, 2005, to Credit Agreement, dated as of January 13, 2005, as amended, by and among the registrant, certain subsidiaries of the registrant, the financial institutions party thereto as “Lenders” and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

4